Exhibit 23.1

Raymond Chabot
Grant Thornton LLP
Suite 2000
National Bank Tower
600 De La Gauchetière Street West
Consent of Independent Registered Public Accounting firm	Montréal, Quebec
H3B 4L8

T 514-878-2691

The undersigned hereby consents to the incorporation by reference into this Registration Statement on Form S-8 of Digihost Technology Inc. (the “Form S-8”) being filed with the United States Securities and Exchange Commission, of its report dated July 13, 2023, on the consolidated statements of financial position of Digihost Technology Inc. as of December 31, 2022, 2021 and 2020, the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2022, and the related notes to the consolidated financial statements including a summary of significant accounting policies, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which appears in the Company’s Annual Report on Form 20-F, filed on July 14, 2023.

Yours very truly,

Montreal, Quebec, Canada

January 22, 2024

Member of Grant Thornton International Ltd	rcgt.com